Exhibit 99.1

PRESS RELEASE

CONTACT:
Brian L. Cantrell
Alliance Holdings GP, L.P.
1717 South Boulder Avenue, Suite 400
Tulsa, Oklahoma 74119
(918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution to $0.4025 Per Unit and Reports Strong 2008 Financial Results

TULSA, OKLAHOMA, January 28, 2009 – Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner (the “Board”) declared a quarterly cash distribution for the quarter ended December 31, 2008 (the “2008 Quarter”) of $0.4025 per unit, or an annualized rate of $1.61 per unit, which will be paid on February 19, 2009, to AHGP’s unitholders of record as of the close of trading on February 12, 2009.

The announced distribution represents a 40.0% increase over the $0.2875 per unit distribution (an annualized rate of $1.15 per unit) for the quarter ended December 31, 2007 (the “2007 Quarter”) and an increase of 3.2% over the third quarter 2008 distribution of $0.39 per unit (an annualized rate of $1.56 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP). ARLP today announced a quarterly distribution for the 2008 Quarter of $0.715 per unit, or $2.86 per unit on an annualized basis, payable on February 13, 2009 to all unitholders of record as of the close of trading on February 6, 2009. (See ARLP Press Release dated January 28, 2009.)

“On the strength of ARLP’s solid operating and financial performance, AHGP again provided our unitholders with attractive distribution growth in 2008,” said Joseph W. Craft, III, President and Chief Executive Officer. “As we look forward, ARLP is well positioned to manage through the current economic turmoil and, as a result, our outlook for AHGP distribution growth remains positive.”

AHGP also reported net income for the 2008 Quarter of $18.0 million, or $0.30 per basic and diluted limited partner unit, compared to net income of $20.5 million, or $0.34 per basic and diluted limited partner unit, for the 2007 Quarter. For the year ended December 31, 2008, AHGP reported net income of $81.2 million, or $1.36 per basic and diluted net income per limited partner unit, compared to $87.9 million, or $1.47 per basic and diluted net income per limited partner unit, for the year ended December 31, 2007.

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s

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current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $24.8 million, or $99.1 million on an annualized basis. AHGP’s primary cash requirements are for working capital requirements, distributions to its unitholders and general and administrative expenses, including for 2009 an estimated $2.2 million in general and administrative expenses associated with being a publicly traded limited partnership. At December 31, 2008, AHGP had no borrowings outstanding under its revolving credit facility.

AHGP and ARLP will discuss their 2008 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern. To participate in the conference call, dial (800) 597-1926 and provide pass code 67031060. International callers should dial (617) 597-5525. Investors may also listen to the call via the “investor information” section of ARLP’s website at http://www.arlp.com or AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week. To access the audio replay, dial (888) 286-8010 and provide pass code 94750546. International callers should dial (617) 801-6888.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business. Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of ARLP, through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP. In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com. For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations. These statements and projections are forward-looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, other business combinations, or dispositions that may occur after the date of this release. At the end of this release, we have included more information regarding business risks that could affect our results.

FORWARD-LOOKING STATEMENTS: With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results. These risks, uncertainties and contingencies include, but are not limited to, the following: initially, our operating cash flow will be derived exclusively from cash distributions from ARLP; the risks to the business of ARLP include: increased competition in coal markets and ARLP’s ability to respond to the competition; fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows; risks associated with the expansion of ARLP’s operations and properties;

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deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; customer bankruptcies and/or cancellations or breaches to existing contracts; customer delays or defaults in making payments; fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations, including those related to carbon emissions, and other factors; ARLP’s productivity levels and margins that it earns on its coal sales; greater than expected increases in raw material costs; greater than expected shortage of skilled labor; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; greater than expected environmental regulation, costs and liabilities; a variety of operational, geologic, permitting, labor and weather-related factors; risk associated with major mine-related accidents, such as mine fires or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining ARLP’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; coal market’s share of electricity generation; prices of fuel that compete with or impact coal usage, such as oil or natural gas; legislation, regulatory and court decisions and interpretations thereof, including but not limited to issues related to climate change; the impact from provisions of The Energy Policy Act of 2005; the impact from provisions of or changes in enforcement activities associated with the Mine Improvement and New Emergency Response Act of 2006 as well as subsequent federal and state legislation or regulations; replacement of coal reserves; a loss or reduction of direct or indirect benefits from certain state and federal tax credits; difficulty obtaining commercial property insurance, and risks associated with ARLP’s participation (excluding any applicable deductible) in the commercial insurance property program.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 7, 2008 with the SEC and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 7, 2008 with the SEC. Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
SALES AND OPERATING REVENUES:
Coal sales	$293,016	$236,708	$1,093,059	$960,354
Transportation revenues	11,407	9,265	44,755	37,688
Other sales and operating revenues	6,421	6,354	18,327	34,945

Total revenues	310,844	252,327	1,156,141	1,032,987

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	218,552	163,271	801,854	685,085
Transportation expenses	11,407	9,265	44,755	37,688
Outside coal purchases	9,326	4,359	23,776	21,969
General and administrative	9,364	11,661	38,857	36,724
Depreciation, depletion and amortization	30,981	22,288	105,278	85,310
Gain on sale of coal reserves	—	—	(5,159)	—
Net gain from insurance settlement and other	—	—	(2,790)	(11,491)

Total operating expenses	279,630	210,844	1,006,571	855,285
INCOME FROM OPERATIONS	31,214	41,483	149,570	177,702
Interest expense	(7,773)	(2,958)	(22,145)	(11,660)
Interest income	1,328	337	3,776	1,732
Other income	177	196	875	1,385

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND NON-CONTROLLING INTEREST	24,946	39,058	132,076	169,159
INCOME TAX EXPENSE (BENEFIT)	153	(124)	(480)	1,670

INCOME BEFORE MINORITY INTEREST AND NON-CONTROLLING INTEREST	24,793	39,182	132,556	167,489
MINORITY INTEREST (EXPENSE)	(24)	102	(420)	332

INCOME BEFORE NON-CONTROLLING INTEREST	24,769	39,284	132,136	167,821
Affiliate non-controlling interest in consolidated partnership’s net income	(2)	(7)	(18)	(29)
Non-affiliate non-controlling interest in consolidated partnership’s net income	(6,799)	(18,811)	(50,904)	(79,927)

NET INCOME	$17,968	$20,466	$81,214	$87,865

BASIC AND DILUTED NET INCOME PER LIMITED PARTNER UNIT	$0.30	$0.34	$1.36	$1.47

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.39	$0.265	$1.3175	$1.03

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$246,708	$1,783
Trade receivables	87,922	92,667
Other receivables	6,021	3,399
Inventories	26,510	26,100
Advance royalties	3,200	4,452
Prepaid expenses and other assets	10,162	9,281

Total current assets	380,523	137,682

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	1,085,214	948,210
Less accumulated depreciation, depletion and amortization	(468,784)	(427,572)

Total property, plant and equipment, net	616,430	520,638

OTHER ASSETS:
Advance royalties	23,828	25,974
Other long-term assets	11,845	18,194

Total other assets	35,673	44,168

TOTAL ASSETS	$1,032,626	$702,488

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$63,991	$47,034
Due to affiliates	54	1,343
Accrued taxes other than income taxes	11,235	11,091
Accrued payroll and related expenses	20,555	15,180
Accrued interest	3,454	3,826
Workers’ compensation and pneumoconiosis benefits	9,377	8,124
Current capital lease obligation	351	377
Other current liabilities	12,671	6,754
Current maturities, long-term debt	18,000	18,000

Total current liabilities	139,688	111,729

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	440,000	136,000
Pneumoconiosis benefits	31,436	29,392
Accrued pension benefit	19,952	—
Workers’ compensation	47,828	44,150
Asset retirement obligations	56,204	54,903
Due to affiliates	103	—
Long-term capital lease obligation	784	1,135
Minority interest	927	507
Other liabilities	5,459	7,333

Total long-term liabilities	602,693	273,420

Total liabilities	742,381	385,149

NON-CONTROLLING INTEREST IN CONSOLIDATED PARTNERSHIP:
Affiliate	(303,824)	(303,816)
Non-Affiliates	357,573	358,601

Total non-controlling interest	53,749	54,785

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Limited Partners – Common Unitholders 59,863,000 units outstanding, respectively	256,395	262,445
Accumulated other comprehensive income (loss)	(19,899)	109

Total Partners’ Capital	236,496	262,554

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,032,626	$702,488

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2008	2007
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$259,311	$241,552

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(176,482)	(119,590)
Changes in accounts payable and accrued liabilities	10,046	(7,094)
Proceeds from sale of property, plant and equipment	2,708	6,770
Proceeds from sale of coal reserves	7,159	—
Proceeds from insurance settlement for replacement assets	—	2,511
Proceeds from marketable securities	—	260
Payment for acquisition of coal reserves and other assets	(29,800)	(53,309)
Advances on Gibson rail project	—	(8,212)
Receipts of prior advances on Gibson rail project	2,244	—

Net cash used in investing activities	(184,125)	(178,664)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	350,000	—
Borrowings under revolving credit facilities	88,850	195,925
Payments under revolving credit facilities	(116,850)	(167,925)
Payments on capital lease obligation	(377)	(339)
Payment of long-term debt	(18,000)	(18,000)
Payment of debt issuance costs	(1,721)	(264)
Purchase of options on limited partner common units	(22)	—
Contribution to consolidated partnership from affiliate non-controlling interest	1	1
Contribution by limited partner - affiliate	816	813
Distributions paid by consolidated partnership to affiliate non-controlling interest	(27)	(23)
Distributions paid by consolidated partnership to non-affiliate non-controlling interest	(54,062)	(46,703)
Distributions paid to Partners	(78,869)	(61,659)

Net cash provided by (used in) financing activities	169,739	(98,174)

NET CHANGE IN CASH AND CASH EQUIVALENTS	244,925	(35,286)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	1,783	37,069

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$246,708	$1,783

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